Stockgroup Appoints Media Executive Janet Scardino to Board of Directors

(New York) April 21, 2008 – (OTCBB: SWEB, TSX-V: SWB). Stockgroup Information Systems Inc., a leading financial media company, announced today that it has appointed Janet Scardino to its board of directors. Ms. Scardino is President and Chief Marketing Officer of The Knot Inc. (Nasdaq: KNOT), a site that has been a leader in the online wedding category for 10 years. She adds to the depth of financial media experience and marketing leadership on Stockgroup’s board.

Prior to joining The Knot in October 2007, Ms. Scardino was Executive Vice President of Reuters Group PLC. (NYSE: TRI), EVP and Managing Director of Reuters Media, and led consumer media services in the Americas and Europe. She was responsible for running a network of websites, mobile services, and Internet delivered television. As global head of marketing for Reuters Media, she led Reuters award-winning brand refresh that was rolled out to all divisions of Reuters globally.

Previous to Reuters, Ms. Scardino held the position of Senior Vice President, International Marketing for AOL. She was responsible for acquisition marketing and brand management for AOL's services in 16 countries. Prior to joining AOL, Ms. Scardino was the Managing Director of the Disney Channel Italy. Ms. Scardino held various positions at MTV: Music Television over ten years, progressing to Vice President, International Marketing.

“Stockgroup provides something special for investors in the financial markets that are underserved by traditional financial media,” said Ms. Scardino. “I’m delighted to join Stockgroup’s board and add my expertise and experience to help it continue to innovate and drive growth.”

Stockgroup President and Chief Executive Officer Marcus New, said, “We are excited to have Janet join our board. Her depth of experience in the development and marketing of major media brands, especially with early pioneering communities as AOL and in the retail investor’s category with Reuters, will help us realize the potential of our Stockhouse brand.”

About Stockgroup Information Systems Inc.

Stockgroup is a leading financial media company focused on user generated content and collaborative technologies. The Stockgroup platform for web-based portfolio management and financial content is licensed to top North American brokerage firms and media companies. This platform is also extended through Stockhouse.com, a leading online financial portal owned and operated by Stockgroup. Stockhouse.com is home to Bullboards message board – Canada’s largest community of active investors. Recognized for its engaged audience, Stockhouse.com provides a sought-after demographic for advertisers.

Legal notice regarding Trademarks
"Stockgroup", "Stockhouse" and "Bullboards" are either registered trademarks or trademarks of Stockgroup Information Systems Inc. and/or its affiliated companies in Canada, the United States and/or other countries. Other names may be trademarks of their respective owners.

Legal notice regarding Forward Looking Statements
This release contains "forward looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact and may be "forward looking statements". Forward looking statements are based on expectations, estimates and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through the use of words such as "expects", "anticipates", "estimates", "believes", or statements indicating certain actions "may",

"could", or "might" occur. More information about potential risk factors that could affect our business is included in the Company's 10-K for the year ended December 31, 2007, which are on file with the SEC at www.sec.gov. Stockgroup undertakes no obligation and does not intend to update these forward looking statements to reflect events or circumstances occurring after this press release. You are cautioned not to place undue reliance on these forward looking statements, which speak only as of the date of this press release. All forward looking statements are qualified in their entirety by this cautionary statement.

The TSX Venture Exchange and the OTCBB have not reviewed and do not accept responsibility for the adequacy or accuracy of this press release.

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To find out more about Stockgroup (OTCBB: SWEB, TSX-V: SWB), visit our website at www.stockgroup.com, or contact:

Steve Gear
Director of Capital Markets
Stockgroup Information Systems Inc.
Ph: 604.288.2861 | 1.800.650.1211
steve.gear@stockgroup.com